Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-82755, 333-74733, 333-73170, 333-90400, 333-106082 and 333-122021) of Cardiogenesis Corporation of our report dated March 24, 2008, relating to the consolidated financial statements, which appears in this Form 10-KSB.

/s/  KMJ Corbin & Company LLP
KMJ Corbin & Company LLP

Irvine, California
March 25, 2008